Contacts:
Heather Williams Corporate Media Relations 443.733.1613 communications@keywcorp.com
Chris Donaghey Investor Relations 443.733.1600 investorrelations@keywcorp.com

KeyW Reports First-Quarter 2017 Financial Results

•	First-quarter revenue from continuing operations of $68.3 million;

•	GAAP EPS from continuing operations of $(0.08);

•	First-quarter adjusted EBITDA from continuing operations of $4.5 million, 6.5% of revenue; and

•	Company reaffirms FY2017 KeyW guidance and issues updated fiscal 2017 financial guidance to include completed acquisition of Sotera Defense Solutions on April 4, 2017.

HANOVER, Md., May 3, 2017 (GLOBE NEWSWIRE) - The KeyW Holding Corporation (NASDAQ: KEYW), a pure-play national security solutions provider for the Intelligence, Cyber and Counterterrorism Communities’ toughest challenges, today announced first-quarter 2017 financial and operating results.

“As expected, KeyW delivered consistent sequential performance in the first quarter of 2017. We expect revenues to ramp up throughout 2017, driven primarily by increased affordable Intelligence, Surveillance and Reconnaissance (ISR) and advanced cyber training and analytics sales in the second half of the year. In addition, we’ll benefit from Sotera’s revenue contribution immediately,” said Bill Weber, KeyW’s president and chief executive officer. “As part of KeyW’s strategy to secure our base of business and reduce our recompete risk, we confirmed the extension of one of our largest legacy solutions programs to September 2019, totaling approximately $45 million of retained annual revenue. In addition, year-to-date as of April 30, Sotera has won more than $130 million of new solutions revenue. We anticipate the collective contribution from these activities to add significantly to combined revenue in the second half of 2017. The key takeaway is that we expect the convergence of several additional revenue sources to enable us to meet or exceed the revenue midpoint of the combined company that we offer in our updated guidance. As the integration of our two organizations progresses, we expect to finish 2017 as a stronger combined company serving our customers’ mission-critical needs.

“A month into the integration process, I’m encouraged by the synergies we’re beginning to realize at all the common touchpoints of the two companies. We’re on track to generate the cost synergies we outlined as a major benefit of the combination of our two organizations. Even more compelling is the power of our two business development (BD) engines: We’re seeing that uniting the people and processes of KeyW’s and Sotera’s BD teams should yield significant benefits in terms of capture, bid and proposal activity and, ultimately, win rates on needle-moving new solutions opportunities. These add to the other benefits of the combination we’ve outlined in previous press releases and conference calls.”

First-Quarter 2017 Results from Continuing Operations

Revenue declined by 4.1% from the first quarter of 2016 to $68.3 million, which excludes $2.5 million of SETA revenue from the same period last year. The year-over-year decline in first-quarter revenue (excluding first-quarter 2016 SETA revenue) resulted primarily from the completion of certain higher-margin solutions contracts totaling $3.9 million in the first quarter of 2016, which will not materially impact year-over-year comparisons on a quarterly basis going forward. The decline was partially offset by higher airborne ISR revenue. Including the 2016 SETA contribution, revenue decreased by 7.3% on a quarter-over-quarter basis.

Gross margin for the first quarter of 2017 was 29.8% and was 31.0% for the same period in 2016. Gross margin declined year-over-year primarily as the result of the completion of the higher-margin solutions contracts as well as lower contract margins on a large follow-on solutions program.

Operating loss for the first quarter of 2017 was $1.3 million, or -1.9% of revenue, compared with operating income of $4.9 million, or 6.7% of revenue, for the first quarter of 2016. The year-over-year decrease in operating income and margin resulted from lower gross margin, higher acquisition and related expenses, increased stock compensation costs and higher BD expenses.

KeyW reported GAAP net loss from continuing operations of $3.9 million, or $0.08 per diluted share, for the first quarter of 2017, largely because of the factors affecting operating loss. There were no discontinued operations in the first quarter of 2017.

Adjusted EBITDA from continuing operations was $4.5 million, or 6.5% of revenue, for the first quarter of 2017, versus $8.5 million, or 11.5% of revenue, in the prior-year period. First-quarter 2017 adjusted EBITDA from continuing operations declined year-over-year primarily because of the factors affecting operating income.

“KeyW enters the second quarter of 2017 continuing our planned evolution with the addition of Sotera. We expect the benefits of greater scale throughout the business will provide a more competitive cost model and drive additional growth. We are also excited about the unique value to our customers and the financial rationale of the deal, including the substantial tax attributes associated with the transaction,” said Weber. “Our mandate is unwavering: The new KeyW must step up our game, deliver on our stated promises and leverage the strengths of these two great companies to produce an enterprise that is far greater than the sum of its parts. In setting our guidance for 2017, we carefully considered our forecasting, given the moving parts inherently associated with closing KeyW’s largest-ever acquisition; the overall procurement environment; the uncertainties of the federal budget process; and trends within our customer base.

“We are now even better positioned in a highly desirable market, with a diversified portfolio that spans the IC and adjacent customer sets. We are also able to build on our existing product and solutions model to widen our targets and capabilities in the intelligence, cyber and counterterrorism communities. We followed Sotera with great interest for some time and believe that our combined capabilities, culture and customer commitment will help drive KeyW’s growth and deliver increased shareholder value.”

Financial Outlook

Based on the combined company’s current contract backlog and management’s estimate of future tasking and contract awards, KeyW is issuing guidance for full fiscal year 2017 to include the acquisition of Sotera. The table below represents management’s current expectations about future financial performance based on information available at this time.

2017 Estimated Revenue	2017 Estimated Adjusted EBITDA Margin
KeyW: $300 million - $320 million
Sotera: $155 million - $165 million*
Combined: $455 million - $485 million	10%−11%
*Sotera figures represent partial-year estimates-Q2 through Q4’2017

As previously announced, a conference call has been scheduled to discuss these results today at 5:00 p.m. EDT. At that time, management will review the company's first-quarter 2017 financial results, followed by a question-and-answer session.

Interested parties will be able to connect to the webcast via the Investor Relations page on our website, http://investors.keywcorp.com, on May 3, 2017. We encourage people to register for an email reminder about the webcast through the Events and Presentations link, also found on the Investor Relations page of our website. Interested parties may also listen to the conference by calling 1-877-853-5645. The International Dial-In access number will be 1-408-940-3868. The conference ID for the event is 10664250.

An archive of the webcast will be available on our website following the call. In addition, a podcast of our conference call will be available for download from our Investor Relations page of our website at approximately the same time as the webcast replay.

About KeyW

KeyW is a pure-play national security solutions provider for the Intelligence, Cyber and Counterterrorism Communities' toughest challenges. We support the collection, processing, analysis and dissemination of information across the full spectrum of their missions. We employ and challenge more than 2,000 of the most talented professionals in the industry with solving such complex problems as preventing cyber threats, transforming data into intelligence and combating global terrorism.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to: statements about our future expectations, plans and prospects; our full-year 2017 revenue and adjusted EBITDA margin estimates under the heading “Financial Outlook”; statements about the extension of one our largest legacy solutions programs; statements about the expected benefits of the Sotera acquisition, including (i) immediate benefits of Sotera revenue, (ii) cost synergies, including the expected timing of their realization, (iii) greater scale and a more competitive cost model, and (iv) the combination of Sotera’s and our business development teams with respect to capture, bid and proposal activity and win rates; and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities,” and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to, those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 15, 2017, our prospectus supplement, dated and filed with the SEC on January 27, 2017, with respect to our prospectus, dated December 22, 2016, included in our registration statement amendment on Form S-3/A (Registration No. 333-215115) filed with the SEC on December 21, 2016, and other filings that we make with the SEC from time to time. In addition, our acquisition of Sotera Defense Solutions, completed on April 4, 2017, involves risks and uncertainties, including (i) the inability to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the acquisition will not be realized or will not be realized within the expected time period; (ii) the increased leverage and interest expense of the combined company and our ability to comply with debt covenants under our secured credit facility entered into on April 4, 2017; (iii) changes in future business conditions that could cause our goodwill, which will increase as a result of the Sotera acquisition, to become impaired, requiring substantial write-downs. (iv) areas of Sotera’s internal controls that may need to be remediated or improved; (v) general economic conditions and/or conditions affecting the parties’ current and prospective customers; and (vi) other risk factors with respect to acquisitions contained in section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KeyW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise, unless required by law.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three months ended March 31,
	2017	2016
Revenues	$68,256	$73,642
Cost of Revenues, excluding amortization	47,889	50,797
Gross Profit	20,367	22,845
Operating Expenses
Operating expenses	19,984	16,439
Intangible amortization expense	1,650	1,467
Total	21,634	17,906
Operating (Loss) Income	(1,267)	4,939
Non-Operating Expense, net	2,617	1,634
(Loss) Earnings before Income Taxes from Continuing Operations	(3,884)	3,305
Income Tax Expense, net on Continuing Operations	—	1,396
Net (Loss) Income from Continuing Operations	(3,884)	1,909
Loss before Income Taxes from Discontinued Operations	—	(17,809)
Income Tax Benefit, net on Discontinued Operations	—	(490)
Loss on Discontinued Operations	—	(17,319)
Net Loss	$(3,884)	$(15,410)

Weighted Average Common Shares Outstanding
Basic	46,561,936	39,850,003
Diluted	46,561,936	39,900,388

Basic net (loss) earnings per share:
Continuing operations	$(0.08)	$0.05
Discontinued operations	—	(0.44)
Basic net loss per share	$(0.08)	$(0.39)

Diluted net (loss) earnings per share:
Continuing operations	$(0.08)	$0.05
Discontinued operations	—	(0.44)
Diluted net loss per share	$(0.08)	$(0.39)

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (unaudited)
(In thousands, except share and par value per share amounts)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$119,691	$41,871
Receivables	48,093	43,141
Inventories, net	16,759	15,178
Prepaid expenses	1,696	1,350
Income tax receivable	324	318
Assets of discontinued operations	—	3,000
Total current assets	186,563	104,858

Property and equipment, net	42,141	40,615
Goodwill	290,710	290,710
Other intangibles, net	6,221	7,871
Other assets	1,452	1,399
TOTAL ASSETS	$527,087	$445,453
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,175	$6,913
Accrued expenses	9,901	9,941
Accrued salaries and wages	13,588	15,122
Deferred revenue	5,796	3,760
Liabilities of discontinued operations	—	1,185
Total current liabilities	35,460	36,921
Long-term liabilities:
Convertible senior notes, net of discount	134,090	132,482
Non-current deferred tax liability	30,409	30,409
Other non-current liabilities	12,504	12,705
TOTAL LIABILITIES	212,463	212,517
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 5 million shares authorized, none issued	—	—
Common stock, $0.001 par value; 100 million shares authorized, 49,498,035 and 40,977,448 shares issued and outstanding	50	41
Additional paid-in capital	419,446	333,883
Accumulated deficit	(104,872)	(100,988)
Total stockholders’ equity	314,624	232,936
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$527,087	$445,453

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three months ended March 31,
	2017	2016

Net loss	$(3,884)	$(15,410)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock compensation	958	488
Depreciation and amortization expense	3,082	4,038
Impairment of Commercial Cyber Solutions goodwill	—	6,980
Estimated cost to sell disposal group	—	2,275
Amortization of discount on convertible debt	1,608	1,555
Gain on disposal of assets	—	(3,221)
Write-off of deferred financing costs	—	340
Deferred taxes	—	868
Changes in operating assets and liabilities:
Receivables	(1,952)	4,493
Inventories, net	(1,581)	(1,158)
Prepaid expenses	(345)	(951)
Accounts payable	(738)	(737)
Accrued expenses	(923)	1,350
Other	(60)	197
Net cash (used in) provided by operating activities	(3,835)	1,107
Cash flows from investing activities:
Purchases of property and equipment	(2,959)	(1,567)
Proceeds from sale of assets	—	11,000
Net cash (used in) provided by investing activities	(2,959)	9,433
Cash flows from financing activities:
Proceeds from stock issuance, net	84,586	—
Proceeds from option and warrant exercises, net	28	87
Net cash provided by financing activities	84,614	87
Net increase in cash and cash equivalents	77,820	10,627
Cash and cash equivalents at beginning of period	41,871	21,227
Cash and cash equivalents at end of period	$119,691	$31,854
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,897	$1,926
Cash paid for taxes	$6	$42

Non-GAAP Financial Measures

Adjusted EBITDA from continuing operations, and estimated adjusted EBITDA margin, as defined by KeyW, are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. The adjusted EBITDA from continuing operations reconciliation table below provides a reconciliation of this non-U.S. GAAP financial measure to net income (loss), the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. Adjusted EBITDA from continuing operations and adjusted EBITDA margin should not be considered as an alternative to net income, net income margin, operating income or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. Our adjusted EBITDA from continuing operations and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA from continuing operations, adjusted EBITDA margin or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA from continuing operations and adjusted EBITDA margin to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate.

We believe adjusted EBITDA from continuing operations and adjusted EBITDA margin are useful to investors in evaluating our operating performance for the following reasons:

•
we have various non-recurring transactions or non-operating transactions and expenses that directly impact our net income from continuing operations. Adjusted EBITDA from continuing operations is intended to approximate the net cash provided by operations by adjusting for non-recurring or non-operating items; and

•	securities analysts use adjusted EBITDA from continuing operations as a supplemental measure to evaluate the overall operating performance of companies.

Our board of directors and management use adjusted EBITDA from continuing operations:

•	as a measure of operating performance;

•	to determine a significant portion of management's incentive compensation;

•	for planning purposes, including the preparation of our annual operating budget; and

•	to evaluate the effectiveness of our business strategies.

Although adjusted EBITDA from continuing operations is frequently used by investors and securities analysts in their evaluations of companies, adjusted EBITDA from continuing operations has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA from continuing operations does not reflect our cash expenditures or future requirements for capital expenditures or other contractual commitments;

•	adjusted EBITDA from continuing operations does not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA from continuing operations does not reflect interest expense or interest income;

•	adjusted EBITDA from continuing operations does not reflect cash requirements for income taxes;

•	adjusted EBITDA from continuing operations does not include non-cash expenses related to stock compensation;

•	adjusted EBITDA from continuing operations does not include acquisition costs and other adjustments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and adjusted EBITDA from continuing operations does not reflect any cash requirements for these replacements; and

•	other companies in our industry may calculate adjusted EBITDA from continuing operations or similarly titled measures differently than we do, limiting its usefulness as a comparative measure.

A reconciliation of our forecasted adjusted EBITDA margin to GAAP net income margin is not provided because GAAP net income generated by the Sotera operations for the applicable future period is not accessible or estimable at this time. In this regard, we have not yet completed the necessary valuation of the various assets to be acquired in the acquisition, for accounting purposes, or an allocation of the purchase price among the various types of assets. In addition, the final interest and debt expense associated with the transactions contemplated by the commitment letter have not been finalized and are therefore unavailable. Accordingly, the amount of depreciation and amortization, interest and debt expense and other factors that will be included in the additional GAAP net income for Sotera is not accessible or estimable at this time, and is therefore not available without unreasonable effort. The amount of such additional resulting depreciation and amortization, applicable interest and debt expense, and other factors could be significant, such that actual GAAP net income margin would vary substantially from the estimated adjusted EBITDA margin included in this press release.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
ADJUSTED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION TABLE
(in thousands and unaudited)

	Three months ended March 31,
	2017	2016
	(Unaudited)	(Unaudited)
Net (Loss) Income from Continuing Operations	$(3,884)	$1,909
Depreciation	1,432	1,555
Intangible Amortization	1,650	1,467
Stock Compensation Amortization	958	478
Interest Expense	2,609	2,966
Tax Expense	—	1,396
Acquisition Costs and Other Adjustments (1)	1,687	(1,308)
Adjusted EBITDA	$4,452	$8,463

(1) The acquisition costs and other adjustments included a $3.0 million gain on the divestiture of SETA in the first quarter of 2016, net of transaction costs.

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